Exhibit 10.1
SECOND AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT
     This SECOND AMENDMENT (this “Amendment”), dated as of May 12, 2011, to the Registration Rights Agreement, dated as of November 10, 2010, between Primo Water Corporation, a Delaware corporation (the “Company”), and Culligan International Company, a Delaware corporation (“Culligan”) (as amended by the First Amendment thereto, dated as of March 8, 2011, the “Registration Rights Agreement”), is made between the Company and Culligan. Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Registration Rights Agreement.
     The parties hereto agree as follows:
     1. Sections 1(a), 2(a) and 2(i) of the Registration Rights Agreement are each hereby amended by deleting the phrase “within 181 days of the Closing Date” and replacing it with the phrase “on or before the Target Effective Date”.
     2. Section 6(a) of the Registration Rights Agreement is hereby amended by deleting the phrase “on the date which is 181 days after the Closing Date (the ‘Target Effective Date’)” and replacing it with the phrase “on the Target Effective Date”.
     3. Section 8 of the Registration Rights Agreement is hereby amended to include the following defined terms and corresponding definitions:
“Qualifying Combined Offering” means an underwritten offering of shares of Common Stock in which (i) at least 2,200,000 of the shares sold in such offering are Registrable Securities and (ii) all of the first 694,717 shares sold in such offering in excess of 6,000,000 shares (including but not limited to shares sold pursuant to any over-allotment option granted to the underwriters of such offering) are Registrable Securities.

“Target Effective Date” means July 15, 2011 or, if a registration statement for a Qualifying Combined Offering is declared effective by the Commission prior to July 15, 2011, the date which is 75 days after the effective date of such registration statement.
     4. Confirmation of Registration Rights Agreement. Other than as expressly modified pursuant to this Amendment, all of the terms, covenants and other provisions of the Registration Rights Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.
     5. Waiver of Ticking Fee. Culligan hereby waives all rights to any Ticking Fee which accrued on or before the date hereof.
     6. References. All references to the Registration Rights Agreement (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) shall refer to the Registration Rights Agreement as amended by this Amendment.
     7. Miscellaneous. The provisions of Section 9 of the Registration Rights Agreement shall apply to this Amendment mutatis mutandis.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PRIMO WATER CORPORATION

By:	/s/ Mark Castaneda

Name: Mark Castaneda Title: Chief Financial Officer

CULLIGAN INTERNATIONAL COMPANY

By:	/s/ Susan E. Bennett

Name: Susan E. Bennett Title: Senior Vice President, General Counsel and Secretary
[Registration Rights Agreement Second Amendment]